EXHIBIT 99.3 – FORM OF ADMINISTRATION AGREEMENT

CARMAX AUTO OWNER TRUST 20[    ]-[    ],

as Issuer,

CARMAX BUSINESS SERVICES, LLC,

as Administrator,

and

[                         ],

as Indenture Trustee

ADMINISTRATION AGREEMENT

Dated as of [                    ], 20[    ]

ADMINISTRATION AGREEMENT, dated as of [                    ], 20[    ] (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among CARMAX AUTO OWNER TRUST 20[    ]-[    ], a Delaware statutory trust (the “Issuer”), CARMAX BUSINESS SERVICES, LLC, a Delaware limited liability company, as administrator (in such capacity, the “Administrator”), and [                        ], a [                        ], not in its individual capacity but solely as indenture trustee (in such capacity, the “Indenture Trustee”).

WHEREAS, the Issuer is issuing [        ]% Class A-1 Asset-Backed Notes, [            ]% Class A-2[a] Asset-Backed Notes, [LIBOR + [        ]% Class A-2b Asset-Backed Notes,] [        ]% Class A-3 Asset-Backed Notes, [        ]% Class A-4 Asset-Backed Notes, [        ]% Class B Asset-Backed Notes, [        ]% Class C Asset-Backed Notes and [[        ]% Class D Asset-Backed Notes] (collectively, the “Notes”) pursuant to the Indenture, dated as of [                    ], 20[    ] (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Issuer and the Indenture Trustee;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and the issuance of certain beneficial interests in the Issuer, including (i) a Sale and Servicing Agreement, dated as of [                    ], 20[    ] (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”), by and among the Issuer, CarMax Auto Funding LLC, a Delaware limited liability company, as depositor (in such capacity, the “Depositor”), CarMax Business Services, LLC, as Servicer, and [                        ], a [                        ], [as Backup Servicer], (ii) a Letter of Representations, dated [                    ], 20[    ] (as amended, supplemented or otherwise modified and in effect from time to time, the “Note Depository Agreement”), by and among the Issuer and The Depository Trust Company relating to the Notes, [(iii) an ISDA Master Agreement, dated [                    ], 20[    ], between the Issuer and the Swap Counterparty, including the Schedule thereto, the Credit Support Annex thereto, the Confirmation relating to the Class A-2b Notes (as amended, supplemented, otherwise modified or replaced and in effect from time to time, the “Swap Agreement”)] and (iv) the Indenture (collectively with the Sale and Servicing Agreement, the Note Depository Agreement [and the Swap Agreement], the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer and [                        ], a [                        ], not in its individual capacity but solely as owner trustee (in such capacity, the “Owner Trustee”), are required to perform certain duties in connection with (i) the Notes and the collateral pledged to secure the Notes pursuant to the Indenture (the “Collateral”) and (ii) the beneficial interests in the Issuer;

WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Indenture.

SECTION 2. Duties of the Administrator.

(a) Duties with Respect to the Related Agreements.

(i) The Administrator shall perform all its duties as Administrator under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Related Agreements. The Administrator shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that the Issuer or the Owner Trustee is obligated to take pursuant to the Indenture, including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

(A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.5);

(B) the notification of Noteholders of the final principal payment on their Notes (Section 2.8(e));

(C) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2, 2.3, 2.6 and 2.13);

(D) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13);

(E) the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of collateral (Section 2.10);

(F) the maintenance of an office or agency in the Borough of Manhattan, The City of New York, where Notes may be surrendered for registration of transfer or exchange (Section 3.2);

(G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

(H) the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

(I) the obtaining and preservation of the Issuer’s existence and qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate (Section 3.4);

(J) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.5);

(K) the duty to use best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Indenture and the other Transaction Documents (Section 3.7(a));

(L) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

(M) the identification to the Indenture Trustee in an Officer’s Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

(N) the preparation and delivery of written notice to the Indenture Trustee, [the Backup Servicer], [the Swap Counterparty] and the Rating Agencies of an Event of Servicing Termination under the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

(O) the preparation and delivery of written notice to the Depositor, the Indenture Trustee, [the Backup Servicer], [the Swap Counterparty] and the Rating Agencies of any termination of the Servicer’s rights and powers under the Sale and Servicing Agreement and the preparation and delivery of written notice to the Depositor, the Indenture Trustee and the Rating Agencies of [the Backup Servicer] becoming the Servicer or any appointment of a Successor Servicer under the Sale and Servicing Agreement (Section 3.7(f));

(P) the duty to cause the Servicer to comply with Sections 3.7, 3.9, 3.10, 3.11, 3.12, 3.13 and 3.14 and Article VII of the Sale and Servicing Agreement (Section 3.14);

(Q) the preparation and obtaining of documents and instruments required for the consolidation or merger of the Issuer (Section 3.10(a)(vi)) or the conveyance or transfer by the Issuer of its properties or assets (Section 3.10(b));

(R) the preparation and delivery of written notice to the Indenture Trustee, [the Backup Servicer], [the Swap Counterparty,] the Depositor and the Rating Agencies of each Event of Default under the Indenture, each default by the Depositor, the Servicer or [the Backup Servicer] under the Sale and Servicing Agreement and each default by the Seller or the Depositor under the Receivables Purchase Agreement (Section 3.18);

(S) upon the request of the Indenture Trustee, the duty to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture (Section 3.20);

(T) the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate (if required) relating thereto (Section 4.1);

(U) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing under the Indenture (Section 5.4);

(V) the duty to take various lawful actions upon the request of the Indenture Trustee in connection with compelling or securing the performance and observance by the Depositor and the Servicer of their respective obligations to the Issuer under or in connection with the Sale and Servicing Agreement or by the Seller of its obligations under or in connection with the Receivables Purchase Agreement (Section 5.16);

(W) the preparation and delivery of written notice to the Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8);

(X) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Section 6.10);

(Y) the maintenance of the effectiveness of the sales finance company licenses required under the Maryland Code and the Pennsylvania Motor Vehicle Sales Finance Company Act (Section 6.13);

(Z) the furnishing or causing to be furnished to the Indenture Trustee of the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

(AA) the preparation and, after execution by the Issuer, filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by the rules and regulations of, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

(BB) the opening of one or more accounts in the Indenture Trustee’s name, the preparation and delivery of Issuer Orders, Officer’s Certificates and Opinions of Counsel and all other actions necessary with respect to the investment and reinvestment of funds in the Collection Account and the Reserve Account (Sections 8.2 and 8.3);

(CC) the preparation and delivery of an Issuer Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.4 and 8.5);

(DD) the preparation and delivery of Issuer Orders and the obtaining of an Opinion of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders, [the Swap Counterparty] and the Rating Agencies, as applicable, of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

(EE) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.6);

(FF) the duty to notify Noteholders [and the Swap Counterparty] of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.2);

(GG) the preparation and delivery of Officer’s Certificates and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a), (c), (d) and (e));

(HH) the preparation and delivery of Officer’s Certificates and the obtaining of Opinions of Counsel and Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

(II) the preparation and delivery of written notice to the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to the Indenture (Section 11.4);

(JJ) the preparation and delivery to the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

(KK) the recording of the Indenture, if applicable (Section 11.15).

(ii) The Administrator (but not the Indenture Trustee if it is then acting as successor Administrator) shall:

(A) pay the Indenture Trustee from time to time such compensation and fees for all services rendered by the Indenture Trustee under the Indenture as have been agreed to in a separate fee schedule between the Administrator and the Indenture Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(C) indemnify the Indenture Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

(D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

(b) Additional Duties.

(i) In addition to the duties of the Administrator set forth above, the Administrator (A) shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that the Issuer or the Owner Trustee is obligated to prepare pursuant to the Related Agreements or Section 5.5(i), (ii), (iii) or (iv) of the Trust Agreement and (B) at the request of the Owner Trustee, shall take all appropriate action that the Issuer or the Owner Trustee is obligated to take pursuant to the Related Agreements. In furtherance of the foregoing, the Owner Trustee shall, on behalf of itself and the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 6 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

(ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to a registered holder of the beneficial interests in the Issuer as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, the Administrator shall be responsible for performance of the duties of the Issuer or the Owner Trustee set forth in Section 5.5(i), (ii), (iii) and (iv) and Section 5.6(a) of the Trust Agreement with respect to, among other things, accounting and reports to the beneficial owners of the interests in the Issuer.

(iv) To the extent that any tax withholding is required, the Administrator shall deliver to the Owner Trustee and the Indenture Trustee, on or before February 15, 20[    ], a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to such tax withholding and the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall update such certificate if any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(v) The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement or any other Related Agreement.

(vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator’s opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(vii) The Administrator shall give notice to each Rating Agency [and the Swap Counterparty] of (A) any merger or consolidation of the Owner Trustee pursuant to Section 10.4 of the Trust Agreement; (B) any merger or consolidation of the Indenture Trustee pursuant to Section 6.9 of the Indenture; (C) any resignation or removal of the Indenture Trustee pursuant to Section 6.8 of the Indenture; (D) the termination of, and/or appointment of a successor to, the Servicer pursuant to Sections 8.1 or 8.2 of the Sale and Servicing Agreement; (E) any declaration of acceleration of the Notes or rescission and annulment thereof pursuant to Section 5.2 of the Indenture; (F) any redemption of the Notes pursuant to Section 10.1 of the Indenture; (G) any proposed action pursuant to Section 4.1 of the Trust Agreement; and (H) any amendment or supplement to the Trust Agreement pursuant to Section 11.1 of the Trust Agreement; in the case of each of (A) through (H), promptly upon the Administrator being notified thereof by the Owner Trustee, the Indenture Trustee, the Servicer or the Noteholders, as applicable.

(c) Non-Ministerial Matters.

(i) The Administrator shall not take any action with respect to matters that, in the reasonable judgment of the Administrator, are non-ministerial unless within a reasonable time before the taking of such action the Administrator shall have notified the Issuer of the proposed action and the Issuer shall not have withheld consent, which consent shall not be unreasonably withheld or delayed, or provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial” matters shall include, without limitation:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer or the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Permitted Investments);

(C) the amendment, change or modification of the Related Agreements;

(D) the appointment of successor Note Registrars, successor Paying Agents or successor Indenture Trustees pursuant to the Indenture, the appointment of successor Administrators or Successor Servicers or the consent to the assignment by the Note Registrar, the Paying Agent or the Indenture Trustee of its obligations under the Indenture;

(E) the removal of the Indenture Trustee;

(F) [the provision of copies of any amendment or supplement to the Swap Agreement to the Rating Agencies; and]

(G) [the notification of the Swap Counterparty of any proposed amendment or supplement to any of the Related Agreements].

(ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (A) make any payments to the Noteholders [or the Swap Counterparty] under the Related Agreements or (B) take any other action that the Issuer directs the Administrator not to take on its behalf.

SECTION 3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

SECTION 4. Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement, and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per month, which compensation shall be solely an obligation of the Servicer.

SECTION 5. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer may reasonably request.

SECTION 6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 7. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 8. Other Activities of Administrator. Nothing contained in this Agreement shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

SECTION 9. Term of Agreement; Resignation and Removal of Administrator.

(a) This Agreement shall continue in full force and effect until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b) Subject to Sections 9(e) and 9(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days’ prior written notice.

(c) Subject to Sections 9(e) and 9(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice; provided, however, that in the event the Servicer is removed as the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement following the occurrence of an Event of Servicing Termination, the Servicer shall be simultaneously removed as Administrator hereunder.

(d) Subject to Sections 9(e) and 9(f), at the sole option of the Issuer, the Issuer may remove the Administrator immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur and be continuing:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

If any of the events specified in clauses (ii) or (iii) of this Section 9(d) shall occur, the Administrator shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the occurrence of such event.

(e) No resignation or removal of the Administrator pursuant to Section 9(d) shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. In the event that the Indenture Trustee is the successor Administrator, CarMax’s payment obligations pursuant to Sections 5.16(a) and 6.7(a) of the Indenture shall survive any termination, resignation or removal of CarMax as Administrator.

(f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to such appointment.

(g) Subject to Sections 9(e), 9(f) and 20, the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

SECTION 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 9(a), the resignation of the Administrator pursuant to Section 9(b) or the removal of the Administrator pursuant to Section 9(c) or (d), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 9(b) or the removal of the Administrator pursuant to Section 9(c) or (d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested by the Issuer to assist the Issuer in making an orderly transfer of the duties of the Administrator.

SECTION 11. Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Issuer, to CarMax Auto Owner Trust 20[    ]-[    ] c/o the Owner Trustee at the following address: [                        ], [                        ], [                        ] [                ], Attention: [                        ], (ii) in the case of the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department, and (iii) in the case of the Indenture Trustee, at the following address: [                        ], [                        ], [                        ] [                ], or, in each case, to such other address as any party shall have provided to the other parties in writing.

SECTION 12. Amendments. This Agreement may be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, without the consent of any of the Noteholders, [the Swap Counterparty] or the Certificateholders, to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which will not be inconsistent with other provisions of this Agreement; provided, however, that no such amendment may materially adversely affect the interests of any Noteholder, [the Swap Counterparty] or any Certificateholder. This Agreement may also be amended from time to time by the Issuer, the Administrator and the Indenture Trustee, with the consent of [the Swap Counterparty and] the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or modifying in any manner the rights of the Noteholders, [the Swap Counterparty] or the Certificateholders; provided, however, that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders without the consent of all Noteholders and Certificateholders adversely affected by such amendment; or

(ii) reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interest the consent of the Holders of which is required for any amendment to this Agreement without the consent of all the Noteholders and Certificateholders adversely affected by such amendment.

An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if the Person requesting such amendment obtains and delivers to the Owner Trustee and the Indenture Trustee an Opinion of Counsel to that effect or the Rating Agency Condition is satisfied. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the consent of the Depositor, which consent shall not be unreasonably withheld. Any amendment to this Agreement that affects the Owner Trustee’s rights, duties, liabilities or immunities under this Agreement, if any, shall require the prior written consent of the Owner Trustee, which consent shall not be unreasonably withheld. Promptly after the execution of any such amendment, the Administrator shall furnish a copy of such amendment to the Owner Trustee, the Indenture Trustee, [the Swap Counterparty] and the Rating Agencies.

SECTION 13. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and the Rating Agency Condition has been satisfied with respect to such assignment. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, however, that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of such assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

SECTION 16. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

SECTION 17. Not Applicable to CarMax Business Services, LLC in Other Capacities. Nothing in this Agreement shall affect any obligation CarMax Business Services, LLC may have in any other capacity.

SECTION 18. Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

SECTION 19. Third-Party Beneficiary. [Each of] the Owner Trustee [and the Swap Counterparty] is a third-party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

SECTION 20. Successor Servicer and Administrator. The Administrator shall undertake, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 8.1 of the Sale and Servicing Agreement, to enforce the provisions of such Section 8.1 or Section 8.2 of the Sale and Servicing Agreement, as applicable, with respect to the appointment of a successor Servicer. Such successor Servicer shall, upon compliance with the last sentence of Section 8.2(a) of the Sale and Servicing Agreement, become the successor Administrator hereunder; provided, however, that if the Indenture Trustee shall become such successor Administrator, the Indenture Trustee shall not be required to perform any obligations or duties or conduct any activities as successor Administrator that would be prohibited by law and not within the banking and trust powers of the Indenture Trustee; and, provided further, that the Indenture Trustee as successor Administrator shall not assume any of the obligations specified in Section 2(a)(ii). In such event, the Indenture Trustee may appoint a sub-administrator to perform such obligations and duties. Any transfer of servicing pursuant to Section 8.2 of the Sale and Servicing Agreement and related succession as Administrator hereunder shall not constitute an assumption by the related successor Administrator of any liability of the related outgoing Administrator arising out of any breach by such outgoing Administrator of such outgoing Administrator’s duties hereunder prior to such transfer.

SECTION 21. Nonpetition Covenants.

(a) Notwithstanding any prior termination of this Agreement, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee shall not at any time acquiesce, petition or otherwise invoke, or cooperate with or encourage others to acquiesce, petition or otherwise invoke, or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Issuer, the Administrator, the Owner Trustee and the Indenture Trustee shall not at any time acquiesce, petition or otherwise invoke, or cooperate with or encourage others to acquiesce, petition or otherwise invoke, or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

SECTION 22. Regulation AB. The Administrator shall cooperate in good faith with the Issuer, the Indenture Trustee and the Depositor to ensure compliance by the Depositor with the provisions of Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended, clarified or interpreted from time to time by the Commission or its staff, and related rules and regulations of the Commission (“Regulation AB”). The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Administrator shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Administrator and the Receivables, or the performance of the Administrator’s duties pursuant to this Agreement, reasonably believed by the Depositor to be necessary in order to effect such compliance. Neither the Issuer, the Indenture Trustee nor the Depositor shall request information or disclosures pursuant to this Section 22 other than in good faith, or for purposes other than compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

SECTION 23. [Obligations with Respect to the Swap Counterparty]. [Any obligations or duties owed to, or rights of, the Swap Counterparty hereunder, including the right of the Swap Counterparty to consent to, or receive notice of, any actions hereunder shall terminate upon payment in full of the Class A-2b Notes and indefeasible payment of all amounts owed to the Swap Counterparty under the Swap Agreement.]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CARMAX AUTO OWNER TRUST 20[ ]-[ ]

By:	[ ],
not in its individual capacity but solely as Owner Trustee

By:
Name: Title:

[ ],
not in its individual capacity but solely as Indenture Trustee

By:
Name: Title:

CARMAX BUSINESS SERVICES, LLC, as Administrator

By:
Name: Title:

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EXHIBIT A

POWER OF ATTORNEY

STATE OF [                        ]         )

                                                        )

COUNTY OF [                        ]     )

KNOW ALL MEN BY THESE PRESENTS, that [                        ], a [                        ], not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for CarMax Auto Owner Trust 20[    ]-[    ], a Delaware statutory trust (the “Issuer”), does hereby make, constitute and appoint CARMAX BUSINESS SERVICES, LLC, a Delaware limited liability company (the “Administrator”), as administrator under the Administration Agreement dated as of [                    ], 20[    ] (the “Administration Agreement”), among the Issuer, the Administrator and [                        ], a [                        ], as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as attorneys-in-fact to execute on behalf of the Owner Trustee or the Issuer all such documents, reports, filings, instruments, certificates and opinions as the Owner Trustee or the Issuer is obligated to prepare, file or deliver pursuant to the Related Agreements or pursuant to Section 5.5(i), (ii), (iii) or (iv) of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit and settlements. All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked. All capitalized terms used but not defined in this power of attorney shall have the respective meanings set forth in the Administration Agreement.

A-1

EXECUTED this [    ] day of [                    ], 20[    ].

[ ],
not in its individual capacity but solely as Owner Trustee

By:
Name: Title:

STATE OF   [                        ] )

                                                   ) ss. :

COUNTY OF                          )

BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared                                 , known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of [                        ], a [                        ], and that said person executed the same for the purpose and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this [    ] day of [                    ], 20[    ].

Notary Public in and for the State of [ ]

[SEAL]

My commission expires:

A-2